Exhibit 21
LIST OF SUBSIDIARIES

Subsidiary	Jurisdiction of Organization
TransUnion Intermediate Holdings, Inc.	DE
TransUnion Risk and Alternative Data Solutions, Inc.	DE
TransUnion Digital LLC	DE
Trans Union LLC	DE
Trans Union International, Inc.	DE
Source USA Insurance Agency, Inc.	IL
TransUnion International Holdings LLC	DE
Diversified Data Development Corporation	CA
Financial Healthcare Systems, LLC	CO
TransUnion Teledata LLC	OR
Decision Systems, Inc.	GA
TransUnion Exchange Corporation	CA
TransUnion Reverse Exchange LLC	DE
TransUnion Intelligence LLC	NV
TransUnion Rental Screening Solutions, Inc.	DE
Credit Retriever LLC	DE
Verifacts LLC	DE
INSDEC LLC	DE
TransUnion Consumer Solutions LLC	DE
Trans Union Content Solutions LLC	DE
TransUnion Interactive, Inc.	DE
Title Insurance Services Corporation	SC
TransUnion Marketing Solutions, Inc.	IL
Trans Union Real Estate Services, Inc.	DE
Visionary Systems, Inc.	GA
Worthknowing, Inc.	GA
TransUnion Financing Corporation	DE
TransUnion Healthcare, Inc.	TX
TransUnion Risk Advisory, Inc.	DE
L2C, Inc.	DE
Link Marketing, Inc.	DE
Link2credit, Inc.	DE
DHI Investments LLC	NJ
TransUnion Data Solutions LLC	DE
Auditz, LLC	DE
RTech Healthcare Revenue Technologies, Inc.	NY
TransUnion ITC Ltd.	Botswana
Credit Reference Bureau Africa (Pty) Ltd.	Botswana
Collection Africa (Pty) Ltd.	Botswana
Crivo Sistemas em Informatica S.A.	Brazil

Moussoro Participacoes Ltda.	Brazil
Data Solutions Servicos de Informatica Ltda.	Brazil
Trans Union of Canada, Inc.	Canada
Trans Union Chile, S.A.	Chile
Databusiness S.A.	Chile
TransUnion Information Technology Ltd.	China
TransUnion Colombia Ltda.	Colombia
Central de Information Financiera, S.A.	Colombia
Trans Union Costa Rica, S.A.	Costa Rica
Centro de Informacion y Estudios Estrategicos Empresariales S.A.	Dominican Rep.
TransUnion S.A.	Dominican Rep.
Centro de Operaciones y Servicios de Informacion Estrategica, S.A.	Dominican Rep.
TransUnion El Salvador, S.A. de C.V.	El Salvador
Trans Union Guatemala, S.A.	Guatemala
Soluciones de Informatica de Centroamerica (SICE), S.A.	Guatemala
Trans Union Honduras Buro de Credito, S.A.	Honduras
TransUnion Limited	Hong Kong
TransUnion Asia Ltd.	Hong Kong
TransUnion Information Services Limited	Hong Kong
Credit Information Services Limited	Hong Kong
Trans Union Software Services Private Limited	India
TransUnion CIBIL Limited	India
TransUnion Global Technology Center LLP	India
Trustev Limited	Ireland
Trans Union (Israel) Ltd.	Israel
TransUnion Jamaica Limited	Jamaica
TransUnion Kenya Limited	Kenya
Credit Reference Bureau (Holdings) Limited	Kenya
Regional Data Systems Limited	Kenya
Credit Information Systems Company Limited	Kenya
Collection Africa Ltd.	Kenya
Credit Reference Bureau Africa Ltd.	Kenya
Credit Reference Bureau Africa Ltd.	Malawi
Credit Reference Bureau Africa Ltd.	Mauritius
STS Vail Beheeren Administracion S. DE. R.L. DE C.V.	Mexico
TransUnion Soluciones de Informacion, S de R.L de C.V.	Mexico
Credit Reference Bureau Africa Ltd.	Mozambique
TransUnion Credit Bureau Namibia (Pty) Ltd.	Namibia
Beheer en Beleggingsmaatchapij Stivaco B.V.	Netherlands
Vail Systemen Groep, B.V.	Netherlands
TransUnion Netherlands I, B.V.	Netherlands
TransUnion Netherlands II, B.V.	Netherlands
TransUnion Nicaragua, S.A.	Nicaragua

Trans Union Central America, S.A.	Panama
TransUnion Information Solutions, Inc.	Philippines
Trans Union de Puerto Rico, Inc.	Puerto Rico
TransUnion Rwanda Ltd.	Rwanda
TransUnion Africa Holdings (Pty) Ltd.	South Africa
TransUnion Credit Bureau (Pty) Ltd.	South Africa
TransUnion Africa (Pty) Ltd.	South Africa
TransUnion Analytic and Decision Services (Pty) Ltd.	South Africa
TransUnion CGS (Pty) Ltd.	South Africa
TransUnion Auto Information Solutions (Pty) Ltd.	South Africa
Autolocator (Pty) Ltd.	South Africa
TransUnion ITC (Pty) Ltd.	Swaziland
Credit Reference Bureau Africa Ltd.	Tanzania
Collection Africa Ltd.	Tanzania
Credit Reporting Services Limited	Trinidad & Tobago
Credit Reference Bureau Africa Ltd.	Uganda
TransUnion Company of Vietnam Ltd.	Vietnam
Credit Reference Bureau Africa Ltd.	Zambia
Trans Union (Private) Ltd.	Zimbabwe